EXHIBIT (J)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A No. 33-40771) of Comstock Funds, Inc. of our report dated June 2, 2006 included in the 2006 annual report to shareholders.

                                                  /s/ ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 25, 2006